UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 3, 2009

Casella Waste Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23211	03-0338873
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane Rutland, Vermont		05701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (802) 775-0325

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On June 3, 2009, Casella Waste Systems, Inc. (“Casella” or the “Company”) entered into a Special Waiver Agreement relating to its Amended and Restated Revolving Credit Agreement, dated as of April 28, 2005 (the “Credit Agreement”).  The Special Waiver Agreement (the “Waiver”) was executed by the Company and each of its Subsidiaries listed on Schedule 1 to the Credit Agreement (collectively, the “Borrowers”), Bank of America, N.A., the Required Lenders (as defined in the Credit Agreement), and Bank of America, N.A., as administrative agent for itself and the other Lenders (in such capacity, the “Administrative Agent”).  Capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

Background of the Waiver Request

In conjunction with the preparation of its annual financial statements, Casella is required to perform a test for impairment of its goodwill and other assets.  Casella has a preliminary balance of $181 million of recorded goodwill  as of April 30, 2009.  The Company’s policy is to test goodwill as of April 30 each year or at other times when a triggering event has occurred. The results of that test will be reflected in the financial statements for the year ended April 30, 2009.

The Company indicated in its request for the Waiver, and currently estimates, that it will record a non-cash goodwill impairment of approximately $55 million.  However, the test for goodwill impairment is ongoing and remains subject to audit and finalization.  The Waiver request sought covenant relief for a potential impairment of up to the full $181 million of recorded goodwill (the “Goodwill Impairment”), although as indicated in the preceding sentences, the Company’s current estimate is approximately $55 million.  During the process of preparing its annual financial statements, the Company may discover other assets that are impaired (the “Other Asset Impairments”).  As of the date of the waiver, the Company did not anticipate any Other Asset Impairments, but it had requested a waiver of Other Asset Impairments of up to $15 million.  The maximum Goodwill Impairment and Other Asset Impairments described in this paragraph are referred to for purposes of the Waiver as the “Potential Impairments”.

In its request for the Waiver, the Company also informed the Required Lenders and Administrative Agent that it was examining the potential need to record an additional valuation allowance of up to approximately $22 million (excluding any impact of the potential Goodwill Impairment) on certain of its deferred tax assets in conjunction with its year end reporting, although the amount of the valuation allowance would not create a breach of covenants and therefore was not the subject of the Waiver request.  The Company currently estimates that it will record an additional valuation allowance of $24 million including the impact of the Goodwill Impairment on the valuation allowance, subject to audit and finalization.  This valuation allowance would be required as a result of the Company’s review of the recoverability of its deferred tax assets.

As previously disclosed, the Company is working to refinance its existing credit facility, including issuing debt sufficient to refinance the existing revolver drawings under the Credit Agreement and to repay in full the term loan issued under the Credit Agreement.  The Company is seeking to complete the refinancing during the first fiscal quarter of 2010, following the issuance of its Annual Report on Form 10-K, through a combination of a revolving credit facility, term loan B, secured bond or other offering, depending on market conditions.  The purpose of the Waiver is to enable the Company to proceed in an orderly fashion with its refinancing in the event that the Company would be in default as a result of the breach of certain covenants based on the Goodwill Impairment and Other Asset Impairments. The Company expects that the covenants that will be contained in the new credit facility will reflect the post-charge valuations.

Summary of the Waiver

Pursuant to the Waiver, the Required Lenders and the Administrative Agent agreed to waive:

(a)           solely for the fiscal quarter ended April 30, 2009, the Borrower’s failure (if any) to comply with the covenant set forth in Section 7.11(a) of the Credit Agreement (Interest Coverage Ratio) for the four (4) consecutive fiscal quarters ended April 30, 2009 to the extent such failure results solely from the Potential Impairments.

(b)           solely for the fiscal quarter ended April 30, 2009, the Borrower’s failure (if any) to comply with the covenant set forth in Section 7.11(b) of the Credit Agreement (Consolidated Total Funded Debt to Consolidated EBITDA) for the four (4) consecutive fiscal quarters ended April 30, 2009 to the extent such failure results solely from the Potential Impairments.

(c)           solely for the fiscal quarter ended April 30, 2009, the Borrower’s failure (if any) to comply with the covenant set forth in Section 7.11(c) of the Credit Agreement (Consolidated Senior Funded Debt to Consolidated EBITDA) for the four (4) consecutive fiscal quarters ended April 30, 2009 to the extent such failure results solely from the Potential Impairments.

(d)           solely through the period ending on July 31, 2009, the Borrower’s failure (if any) to comply with the covenant set forth in Section 7.11(d) of the Credit Agreement (Consolidated Net Worth) to the extent such failure results solely from the Potential Impairments.

In addition, the Required Lenders and the Administrative Agent agreed that, to the extent that the Borrowers’ audited financial statements for the fiscal year ended April 30, 2009 include a “going concern” or similar qualification solely as a result of the Borrowers’ failure to have completed the refinancing described above, any Default or Event of Default, if any, that may arise as a result of such qualification is hereby waived.

As the potential charges are non-cash, the Company does not believe they will have an effect on the operating capabilities of the Company or its relationship with its customers or other operating partners during the waiver period. The Company is continuing to explore its refinancing options for purposes of identifying the optimal structure given market conditions, and there can be no assurance that any such financing will be completed on terms that will not limit the Company’s ongoing operations, if at all.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASELLA WASTE SYSTEMS, INC.

Date: June 5, 2009	By:	/s/ John S. Quinn
John S. Quinn Senior Vice President, Chief Financial Officer and Treasurer